UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2007

NEW DESIGN CABINETS, INC.
(Exact name of Registrant as specified in charter)

Nevada	333-124060	20-1699126
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3313 North 83rd Place
Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:		(602) 679-6699

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.03  AMENDMENTS TO ARTICLES OF INCORPORATION AND BYLAWS

On October 11, 2007, the Board of Directors amended the Registrant’s Bylaws to eliminate any requirement that the shareholders of the Registrant be required to receive notice in the event that corporate action is taken by the majority consent of the shareholders.

ITEM 8.01  OTHER EVENTS

On October 11, 2007, the Registrant effected a forward stock split with respect to its common stock, $0.001 par value, on the basis of 15 shares for each share of common stock then outstanding. The total number of shares of common stock outstanding after giving effect to the forward split was 99,900,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW DESIGN CABINETS, INC.
(Registrant)

Signature	Title	Date

/s/ Kenneth Laurent	President, CEO and Director	October 12, 2007
Kenneth Laurent

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